FOR IMMEDIATE RELEASE	CONTACT: Christopher D. Morris
February 25, 2010	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR
THE FOURTH QUARTER AND FISCAL YEAR-END 2009

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today reported net earnings of $5.4 million for the fourth quarter ended January 3, 2010, compared to net earnings of $2.4 million in the fourth quarter of 2008. Diluted earnings per share increased to $0.24 for the fourth quarter of 2009, compared to $0.10 in the fourth quarter of 2008. Total quarterly revenues increased 7.2% to $187.6 million during the fourth quarter of 2009 from total quarterly revenues of $175.0 million in the fourth quarter of 2008. Comparable store sales for the fourth quarter of 2009 decreased 2.0%.

Net earnings for the full fiscal year 2009 were $61.2 million compared to net earnings of $56.5 million for fiscal year 2008. Diluted earnings per share increased to $2.67 for fiscal year 2009, compared to $2.33 for fiscal year 2008.  Total revenues for fiscal year 2009 increased 0.5% to $818.3 million compared to total revenues of $814.5 million in fiscal year 2008. Comparable store sales for fiscal year 2009 decreased 2.8%.

Our 2009 fiscal year consisted of 53 weeks compared to 52 weeks in 2008, resulting in one additional operating week in the fourth quarter of 2009. The favorable impact to total revenues from the additional operating week was approximately $19.5 million. We estimate that the additional operating week benefited the fourth quarter and fiscal year-end diluted earnings per share approximately $0.17. Excluding the impact of the additional week, diluted earnings per share for the 2009 fiscal year increased approximately 7%.  Additionally, diluted earnings per share growth for the fourth quarter and fiscal year-end 2009 benefited from repurchases of approximately 6.7 million shares of our common stock throughout 2008 and 2009.

Michael Magusiak, President and Chief Executive Officer, stated that, “Despite the deep recession and the negative impact from the swine flu in 2009, I believe that our comparable store sales held up reasonably well.  Furthermore, our business continues to generate significant cash flow.  Our cash flow from operations increased to $154.3 million which represented 18.8% of our total revenue in 2009.  This strong cash flow enabled us to complete capital initiatives at 160 of our existing stores, build three new Company stores, reduce debt by $47.6 million and still repurchase $52.6 million of our common stock.  We repurchased 1,775,089 shares during 2009, which represented 7.7% of diluted weighted average shares outstanding at year-end 2009.

We are somewhat encouraged by our 0.9% increase in same week comparable store sales through the first seven weeks of the 2010 fiscal year.  We have developed a multifaceted plan to increase comparable store sales and earnings per share in 2010.  This plan incorporates sales initiatives that were effective last year as well as new sales initiatives that we have been testing and will be implementing throughout 2010.”

Business Outlook:
Based on its current estimates, the Company is projecting fiscal year 2010 diluted earnings per share to be in a range of $2.68 to $2.78, representing a growth rate of 7% to 11% excluding the benefit of the extra week in fiscal year 2009. This guidance incorporates the following assumptions:

•	Comparable store sales, on a same week basis, up 1.0% to 2.0% for fiscal year 2010;
•	six additional Company-owned stores, including one relocation and one store acquired from a franchisee;
•	average cheddar block prices in a range of $1.55 to $1.65 per pound;
•	slight labor pressure during the fiscal year due to minimum wage increases in the third quarter of 2009 and anticipated increases in unemployment taxes;
•	effective tax rate of approximately 38.0%;
•	total capital expenditures will range from $94.0 million to $100.0 million;
•	free cash flow used to repurchase Company common stock on an opportunistic basis.

Fourth Quarter 2009 Conference Call:
The Company will host a conference call Thursday, February 25, 2010, at 3:30 p.m. Central Time to discuss its fourth quarter and fiscal year-end 2009 financial results and outlook for the 2010 fiscal year. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, March 26, 2010.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Free Cash Flow. This non-GAAP financial measure presented in this earnings release should not be viewed as an alternative or substitute for the Company's reported GAAP results.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A limitation of using Free Cash Flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated  statement of cash flows in its Form 10-Q and Annual Report on Form 10-K. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

About CEC Entertainment, Inc.:
Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 545 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 497 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Application of and changes in generally accepted accounting principles; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Quarter Ended				Fiscal Year Ended
	January 3,		December 28,		January 3,		December 28,
	2010 (1)		2008		2010 (1)		2008

REVENUES
Food and beverage sales	$91,973	49.0%	$88,598	50.6%	$406,635	49.7%	$409,895	50.3%
Entertainment and merchandise sales	94,811	50.5%	85,644	49.0%	407,928	49.8%	400,798	49.2%

Company store sales	186,784	99.6%	174,242	99.6%	814,563	99.5%	810,693	99.5%
Franchise fees and royalties	816	0.4%	719	0.4%	3,783	0.5%	3,816	0.5%

Total revenues	187,600	100.0%	174,961	100.0%	818,346	100.0%	814,509	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (2)	22,190	24.1%	20,905	23.6%	91,816	22.6%	96,891	23.6%
Cost of entertainment and merchandise (3)	8,358	8.8%	8,057	9.4%	36,429	8.9%	34,525	8.6%

Total (4)	30,548	16.4%	28,962	16.6%	128,245	15.7%	131,416	16.2%
Labor expenses (4)	55,546	29.7%	51,808	29.7%	223,084	27.4%	223,331	27.5%
Depreciation and amortization (4)	19,915	10.7%	19,462	11.2%	77,101	9.5%	74,805	9.2%
Rent expense (4)	17,052	9.1%	16,365	9.4%	67,695	8.3%	65,959	8.1%
Other store operating expenses (4)	31,351	16.8%	28,637	16.4%	123,986	15.2%	119,990	14.8%

Total Company store operating costs (4)	154,412	82.7%	145,234	83.4%	620,111	76.1%	615,501	75.9%
Advertising expense	8,781	4.7%	8,055	4.6%	36,641	4.5%	34,736	4.3%
General and administrative expenses	13,046	7.0%	12,632	7.2%	50,629	6.2%	55,970	6.9%
Asset impairments	-	0.0%	145	0.1%	-	0.0%	282	0.0%

Total operating costs and expenses	176,239	93.9%	166,066	94.9%	707,381	86.4%	706,489	86.7%

Operating income	11,361	6.1%	8,895	5.1%	110,965	13.6%	108,020	13.3%

Interest expense, net	3,079	1.6%	4,441	2.5%	12,017	1.5%	17,389	2.1%

Income before income taxes	8,282	4.4%	4,454	2.5%	98,948	12.1%	90,631	11.1%

Income taxes	2,845	1.5%	2,080	1.2%	37,754	4.6%	34,137	4.2%

Net income	$5,437	2.9%	$2,374	1.4%	$61,194	7.5%	$56,494	6.9%

Earnings per share:
Basic	$0.24		$0.10		$2.68		$2.37
Diluted	$0.24		$0.10		$2.67		$2.33

Weighted average shares outstanding:
Basic	22,518		22,696		22,835		23,825
Diluted	22,526		22,855		22,933		24,199

(1)
 Fiscal year 2009 consisted of 53 weeks compared to 52 weeks in fiscal year 2008. The quarterly period ended January 3, 2010 had 14 weeks compared to the quarterly period ended December 28, 2008 which had 13 weeks.

(2)	Percent amount expressed as a percentage of food and beverage sales.
(3)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(4)	Percent amount expressed as a percentage of Company store sales.
Percentages are expressed as a percent of total revenues (except as otherwise noted).
Due to rounding, percentages presented in the table above may not add.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	January 3,	December 28,
	2010	2008
ASSETS

Current assets:
Cash and cash equivalents	$17,361	$17,769
Other current assets	62,354	60,988
Total current assets	79,715	78,757
Property and equipment, net	662,747	666,443
Other noncurrent assets	1,804	2,240

Total assets	$744,266	$747,440

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$881	$806
Other current liabilities	79,858	85,694
Total current liabilities	80,739	86,500
Long-term debt, less current portion	364,929	413,252
Other noncurrent liabilities	130,685	119,102
Total liabilities	576,353	618,854

Stockholders’ equity	167,913	128,586

Total liabilities and stockholders’ equity	$744,266	$747,440

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Fiscal Year Ended
	January 3,	December 28,
	2010	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,194	$56,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,071	75,445
Deferred income taxes	8,581	580
Stock-based compensation expense	7,934	5,980
Other adjustments	3,208	3,155
Changes in operating assets and liabilities:
Current assets	(1,561)	(8,567)
Current liabilities	(3,169)	11,095

Net cash provided by operating activities	154,258	144,182

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(73,090)	(87,790)
Disposition of property and equipment	-	2,362
Other investing activities	159	(50)

Net cash used in investing activities	(72,931)	(85,478)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments on) proceeds from line of credit	(47,550)	85,050
Exercise of stock options	19,731	19,170
Payment of taxes for returned restricted shares	(1,369)	(1,031)
Treasury stock acquired	(52,618)	(160,845)
Other financing activities	1,238	(378)

Net cash used in financing activities	(80,568)	(58,034)

Effect of foreign exchange rate changes on cash	(1,167)	(1,274)

Change in cash and cash equivalents	(408)	(604)

Cash and cash equivalents at beginning of period	17,769	18,373

Cash and cash equivalents at end of period	$17,361	$17,769

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Quarter Ended		Fiscal Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008
	(Unaudited)		(Unaudited)

Cash provided by operating activities	$26,827	$18,789	$154,258	$144,182
Less:
Capital expenditures	21,923	24,782	73,090	87,790
Free Cash Flow	$4,904	$(5,993)	$81,168	$56,392

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the non-GAAP financial measure presented in the table above provide useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including servicing debt, funding capital expenditures and making investments in the business.  It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A limitation of using Free Cash Flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period. The Company compensates for this limitation by providing information about its capital expenditures on the face of its consolidated statement of cash flows in its Form 10-Q’s and Annual Report on Form 10-K. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The following table sets forth diluted earnings per share excluding the estimated impact of the additional 53rd operating week in fiscal 2009 which the Company believes is helpful for investors to understand the impact of the 53rd operating week in fiscal 2009 on Diluted EPS:

Fiscal
2009
(Unaudited)
Diluted earnings per share:
As reported	$2.67
Less:
Estimated 53rd-week impact	(.17)
$2.50

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Quarter Ended		Fiscal Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008

Number of Company-owned stores:
Beginning of period	495	493	495	490
New	2	2	3	5
Acquired from franchisees	-	-	-	2
Closed	-	-	(1)	(2)
End of period	497	495	497	495

Number of franchised stores:
Beginning of period	48	46	46	44
New	1	-	3	4
Acquired by the Company	-	-	-	(2)
Closed	(1)	-	(1)	-
End of period	48	46	48	46

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